As filed with the Securities and Exchange Commission on May 1, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LUMIRADX LIMITED

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

LumiraDx Limited

c/o Ocorian Trust (Cayman) Limited

PO Box 1350, Windward 3, Regatta Office Park

Grand Cayman KY1-1108

Cayman Islands

(Address of Principal Executive Offices)(Zip Code)

LumiraDx Limited 2021 Stock Option and Incentive Plan

LumiraDx Limited 2021 Employee Stock Purchase Plan

(Full title of the plan)

Dorian LeBlanc, Chief Financial Officer

LumiraDx, Inc.

221 Crescent Street, 5th Floor

Waltham, MA 02453

Telephone: (888) 586-4721

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 relating to the 2021 Stock Option and Incentive Plan and the 2021 Employee Stock Purchase Plan of LumiraDx Limited (the “Registrant”) registers additional securities of the same class as other securities for which (i) the Registration Statement on Form S-8 (SEC File No. 333-264611) of the Registrant, filed with the Securities and Exchange Commission (the “SEC”) on May 2, 2022, and (ii) the Registration Statement on Form S-8 (SEC File No. 333-259874) of the Registrant, filed with the SEC on September 29, 2021 (together, the “Previous Registration Statements”), are effective. Accordingly, the information contained in the Previous Registration Statements is hereby incorporated by reference pursuant to General Instruction E, except for “Item 8. Exhibits.”

PART II

Item 8.	Exhibits.

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Memorandum and Articles of Association of LumiraDx Limited (incorporated by reference to Exhibit 1.1 to the Registrant’s Report on Form 20-F (File No. 001-40852) filed with the SEC on September 29, 2021).

5.1*	Opinion of Appleby (Cayman) Ltd.

23.1*	Consent of KPMG LLP, independent registered accounting firm for LumiraDx Limited.

23.2*	Consent of Appleby (Cayman) Ltd. (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page to this Registration Statement).

99.1	LumiraDx Limited 2021 Stock Option and Incentive Plan (incorporated by reference to Exhibit 4.5 to the Registrant’s Report on Form 20-F (File No. 001-40852 filed with the SEC on September 29, 2021).

99.2	LumiraDx Limited 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.6 to the Registrant’s Report on Form 20-(File No. 001-40852) filed with the SEC on September 29, 2021).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London on the first day of May, 2023.

LUMIRADX LIMITED

By:	/s/ Ron Zwanziger
Name: Ron Zwanziger
Title: Chief Executive Officer, Chairman and Director

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints Ron Zwanziger and Dorian LeBlanc, and each of them, either of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated below.

NAME	POSITION	DATE
/s/ Ron Zwanziger
Ron Zwanziger	Chief Executive Officer, Chairman and Director (Principal Executive Officer)	May 1, 2023

/s/ Dorian LeBlanc
Dorian LeBlanc	Chief Financial Officer and Vice President, Global Operations (Principal Financial Officer and Principal Accounting Officer)	May 1, 2023

/s/ Bruce Keogh	Director	May 1, 2023
Bruce Keogh

/s/ Lu Huang	Director	May 1, 2023
Lu Huang

/s/ Lurene Joseph	Director	May 1, 2023
Lurene Joseph

/s/ Troyen A. Brennan	Director	May 1, 2023
Troyen A. Brennan

/s/ George Neble	Director	May 1, 2023
George Neble

LumiraDx, Inc.

By:	/s/ Ron Zwanziger	Authorized Representative in the United States
Name: Ron Zwanziger
Title: Chief Executive Officer, Chairman and Director